EXHIBIT 3.2

AMENDMENT NO. 1

TO

CODE OF REGULATIONS

OF

OHIO LEGACY CORP

As adopted by shareholders on April 25, 2001

Section 8 of the Code of Regulations of Ohio Legacy Corp, as adopted by shareholders, was amended to change the maximum number of directors of the Corporation from twelve (12) to sixteen (16).

Accordingly, the first sentence of Section 8. “NUMBER; NOMINATION.” is hereby amended as follows:

The number of directors of the Corporation may be determined by the vote of the holders of a majority of the shares represented at any annual meeting or special meeting called for the purpose of electing directors or by resolution adopted by affirmative vote of a majority of the directors then in office, provided that the number of directors shall in no event be fewer than seven (7) nor more than sixteen (16).

CODE OF REGULATIONS

OF

OHIO LEGACY CORP

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meeting.

All meetings of the shareholders shall be held at the offices of the Corporation in [City], Ohio, or elsewhere, within or without the State of Ohio, as may be decided from time to time by the Board of Directors and indicated in the notice of the meeting.

Section 2. Annual Meeting.

The annual meeting of shareholders of the Corporation shall be held at 10:00 a.m., on the second Tuesday after the fifteenth day of April in each year, if not a legal holiday, but if a legal holiday, then on the next succeeding business day, or such other time and date as may be determined by the Board of Directors. Directors shall be elected thereat to succeed the directors whose terms are expiring that year, and such other business transacted as may be specified in the notice of the meeting, or as may properly be brought before the meeting. In the event that the annual meeting is not held or if directors are not elected thereat, a special meeting may be called and held for that purpose.

Section 3. Special Meetings.

Special meetings of the shareholders may be held on any business day when called by the Chairman of the Board, the President, the Board of Directors at a meeting, a majority of the directors acting without a meeting, or by holders of not less than fifty percent (50%) of the outstanding voting stock of the Corporation.

Section 4. Notice of Meetings.

A written or printed notice of every annual or special meeting of the shareholders stating the time, place and purposes thereof shall be given to each shareholder entitled to vote thereat and to each shareholder entitled to notice as provided by law, which notice unless served upon a shareholder in person shall be mailed to his last address appearing on the records of the Corporation, not less than seven (7) days nor more than sixty (60) days prior to the date of the meeting. It shall be the duty of the Secretary to give written notice of the annual meeting, and of each special meeting when requested to do so by the officer, directors or shareholders calling such meeting. Any shareholder may waive in writing any notice of any meeting required to be given by law or under these Regulations and, by attendance or voting at any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. Any person who, by operation of law transfer, or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares that was duly given to the person from whom he derives his title to such shares prior to the entering of his name and address on the records of the Corporation.

Section 5. Business to be Conducted at Meetings.

At any meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of shareholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Directors, otherwise properly brought before the meeting by or at the direction of the directors or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by such shareholder; and (iv) any material interest of such shareholder in such business. Notwithstanding anything in the Regulations of the Corporation to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 5. The Chairman of the meeting of shareholders may, if the facts warrant determine and declare to* the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5, and if he should so determine, any such business shall not be transacted.

Section 6. Voting and Proxies.

At all meetings of shareholders, only such shareholders shall be entitled to vote, in person or by proxy, who appear upon the records of the Corporation as the holders of stock at the time possessing voting power, or if a record date be fixed as hereinafter provided, those appearing as such on such record date. Except as otherwise provided in the Corporation’s Articles of Incorporation, at each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting unless such instrument specifies the date on which it is to expire or the length of time it is to continue in force.

Section 7. Quorum and Adjournments.

Except as may be otherwise required by law or by the Articles of Incorporation or by these Regulations, the holders of a majority of the then outstanding shares entitled to vote at a shareholders’ meeting shall constitute a quorum to hold such meeting; provided, however, that any meeting duly called, whether a quorum is present or otherwise may, by vote of the holders of a majority of the voting stock represented thereat, adjourn from time to time and from place to place without notice other than by announcement at such meeting.

DIRECTORS

Section 8. Number; Nomination.

The number of directors of the Corporation may be determined by the vote of the holders of a majority of the shares represented at any annual meeting or special meeting called for the purpose of electing directors or by resolution adopted by affirmative vote of a majority of the directors then in office, provided that the number of directors shall in no event be fewer than seven (7) nor more than twelve (12). When so fixed, such number shall continue to be the authorized number of directors until changed by the shareholders or directors by vote as aforesaid. No decrease in the number of directors shall have the effect of removing any director prior to the expiration of the term for which he was elected. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Company may be made at a meeting of shareholders by or at the direction of the directors, by any nominating committee or person appointed by the directors, or by any shareholder of the Company entitled to vote for the election of directors who complies with the notice procedures set forth in this Section 8. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth: (a) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the

Securities Exchange Act of 1934 (or any comparable successor rule or regulation under such Act); and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 8. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 8, and if he should so determine the defective nomination shall be disregarded.

Section 9. Classification, Election and Term of Office.

Unless there shall be less than nine (9) directors, the directors shall be divided into three (3) classes, designated Class 1, Class II and Class III, as nearly equal in size as possible, and one of the classes shall be elected for a three-year term of office at each annual shareholders meeting. If there shall be less than nine (9) directors, the directors shall be divided into as many classes as permitted by applicable law and the number of directors shall be divided among the classes as nearly equal as possible. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of such class, but in no case will a decrease in the number of directors in a particular class shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and his successor shall be elected and shall qualify, subject, however, to prior death, resignation, or removal from office.

Section 10. Removal.

Except as otherwise provided by law, all the Directors or all the Directors of a particular class, or any individual Director, may be removed from office with or without assigning any cause, by the affirmative vote of at least eighty percent (80%) of the outstanding voting stock present in person or represented by proxy, entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called.

Section 11. Vacancies.

Whenever any vacancy shall occur among the directors, the remaining Directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of Directors is changed pursuant to Section 8 hereof. Except in cases where a Director is removed as provided by law and these Regulations and his successor is elected by the shareholders, the remaining directors may; by a vote of a majority of their number, fill any vacancy for the unexpired term. A majority of the Directors then in office may also fill any vacancy that results from an increase in the number of Directors.

Section 12. Organization Meeting.

Immediately after each annual meeting of the shareholders, or each special meeting held in lieu thereof, the Board of Directors, including the newly elected members, if a quorum thereof is present, shall hold an organization meeting at the same place or at such other place within a 10 mile radius as may have been fixed by the Chairman of the Board or the President prior to such meeting of the shareholders, provided that the Directors and nominees present are advised of the different location, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

Section 13. Regular Meetings.

Regular meetings of the Board of Directors for the transaction of any business may be held at such times and places as may be determined by the Board of Directors. The Secretary shall give to each director at least five (5) days written notice of each such meeting.

Section 14. Special Meetings.

Special meetings of the Board of Directors may be held at any time or place upon call by the Chairman of the Board, the President, or any five directors. Notice of each such meeting shall be given to each director by letter, telegram or telephone or in person not less than forty-eight (48) hours prior to such meeting; provided, however, that such notice shall be deemed to have been waived by the Directors attending or voting at any such meeting, without protesting the lack of proper notice, and may be waived in writing or by telegram by any Director either before or after such meeting. Unless otherwise limited in the notice thereof, any business may be transacted at any organization, regular or special meeting.

Section 15. Quorum.

At all meetings of the Board of Directors a majority of the Directors in office at the time shall constitute a quorum for the transaction of business.

Section 16. Compensation.

If so determined by the Board of Directors, all or any members of the Board of Directors or of any committee of the Board shall be paid for their services and given such benefits as may be determined from time to time by the Board of Directors; and such compensation may be in addition to that received by any director or any member of a committee as an officer or employee of the Corporation. Non-resident members may be reimbursed for expenses reasonably incurred by them in attending such meetings.

Section 17. Appointment.

The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, appoint certain of its members, but not less than three (3) in any case, to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees any of the authority of the Board, however conferred (subject to the control and direction of the Board) other than the power to fill any vacancy among the Directors or in any committee of the Directors. The authority of any committee of the directors shall be subject to any limitations and conditions set by the Board. Any act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes, as the act or authorized action of the Directors. All action or authorization of action by any committee shall be reported to the Board of Directors at its first meeting thereafter, and, if the rights of third parties have not intervened, shall be subject to revision or rescission by the Board. In every case, the affirmative vote of a majority or the consent of all of the members of a committee shall be necessary for the approval of any action, but action may be taken by a committee without a formal meeting or written consent.

Section 18. Executive Committee.

In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise under the control and direction of the Board all of the powers of the Board of Directors in the management and control of the business of the Corporation. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter, and, if the rights of third parties have not intervened, shall be subject to revision or rescission by the Board. In every case, the affirmative vote of a majority or the consent of all of the members of the Executive Committee shall be necessary for the approval of any action, but action may be taken by the Executive Committee without a formal meeting or written consent. The Executive Committee shall meet at the call of any member thereof.

OFFICERS

Section 19. Officers Designated.

The officers of the Corporation shall be elected by the Board of Directors at their organization meeting or at a special meeting held in lieu thereof. The officers of the Corporation shall consist of the President, a Secretary and a Treasurer, and, if so determined by the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Controller and such other officers and assistant officers as the Board may determine. The Chairman of the Board shall be elected from among the directors. The other officers may, but need not be, elected from among the Directors. Any two offices may be held by the same person, but in any case where the action of more than one officer is required no one person shall act in more than one capacity.

Section 20. Tenure of Office.

The officers of the Corporation shall hold office until the next organization meeting of the Board of Directors and until their respective successors are chosen and qualified, except in case of resignation, death or removal. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy, however created, in any office may be filled by the Board of Directors.

Section 21. Powers and Duties of Officers in General.

The powers and duties of the officers shall be exercised in all cases subject to such directions as the Board of Directors may see fit to give. The respective powers and duties hereinafter set forth are subject to alteration by the Board of Directors. The Board of Directors is also authorized to delegate the duties of any officer to any other officer, employee or committee and to require the performance of duties in addition to those provided for herein.

Section 22. Chairman of the Board.

The Chairman of the Board shall preside at meetings of the Board of Directors and, if the Chairman of the Board is the chief executive officer of the Corporation, at meetings of the shareholders.

Section 23. President.

The President shall preside at all meetings of the shareholders and directors where the Chairman of the Board does not preside.

Section 24. Vice Presidents.

In the absence or disability of the President, the Vice Presidents, in the order designated by the Board of Directors, shall perform the duties of the President. If so determined by the Board of Directors, a Vice President may be designated as being in charge of a specified function or of a specified division.

Section 25. Secretary, Treasurer and Controller.

The Secretary, the Treasurer and the Controller (if any) shall perform such duties as are indicated by their respective titles, subject to the provisions of Section 21 above. The Secretary shall have custody of the corporate seal, and shall have the duty to record the proceedings of the shareholders and directors in a book to be kept for that purpose.

Section 26. Other Officers.

All other officers shall have such powers and duties as may be prescribed by the Board of Directors or, in the absence of their action, by the respective officers having supervision over them.

Section 27. Compensation.

The Board of Directors is authorized to determine, or to provide the method of determining, or to empower a special committee of its members to determine, the compensation of all officers.

Section 28. Signing Checks and Other Instruments.

The Board of Directors is authorized to determine, or to provide the method of determining, the manner in which deeds, contracts and other obligations and instruments of the Corporation shall be signed. However, persons doing business with the Corporation shall be entitled to rely upon the action of the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer or the Controller in executing deeds, contracts and other obligations and instruments in the name of the Corporation as having been duly authorized. The Board of Directors of the Corporation is authorized to designate depositories of the funds of the Corporation and to determine, or provide the method of determining, the manner in which checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.

INDEMNIFICATION

Section 29. Indemnification of Directors and Officers.

The Corporation shall indemnify Directors or former Directors, and may indemnify any officer or former officer of the Corporation and any person who is or has served at the request of the Corporation as director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators), against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the fullest extent permitted by, and according to the procedures and requirements set forth in, the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by such Law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein. The Corporation shall pay Directors or former directors, and may pay any officer or former officer of the Corporation and any person who is or has served at the request of the Corporation as director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) expenses in defending the action, suit, or proceeding as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of such person in which he agrees (a) to repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (b) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

CORPORATE SEAL

Section 30. Corporate Seal.

The corporate seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation.

PROVISIONS IN ARTICLES OF INCORPORATION

Section 31. Provisions in Articles of Incorporation.

These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Corporation as the same may be in effect from time to time.

LOST CERTIFICATES

Section 32. Lost Certificates.

The Directors may direct, or establish procedures for, the issuance of a new certificate in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon such terms and conditions as they may deem advisable.

RECORD DATES

Section 33. Record Dates.

For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (i) receive notice of or to vote at a meeting of shareholders; (ii) receive payment of any dividend or distribution; (iii) receive or exercise rights or purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (iv) participate in the execution of written consents, waivers, or releases, the directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (i), (ii) and (iii) above, shall not be more than sixty (60) nor fewer than ten (10) days, unless the Articles of Incorporation specify a shorter or a longer period for such purpose, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

FISCAL YEAR

Section 34. Fiscal Year.

The fiscal year of the Corporation shall end on December 31 each year unless and until the Board of Directors shall otherwise determine.

AMENDMENTS

Section 35. Amendments.

These Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part, by the affirmative vote of the holders of a majority of the voting stock of the Corporation present in person or by proxy at an annual or special meeting called for such purpose. Notwithstanding and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or any other provision of these Regulations, the amendment, alteration, change or repeal of, or adoption of any provisions inconsistent with, Section 8, 9, or 10 of these Regulations shall require the affirmative vote of at least eighty percent (80%) of the outstanding voting stock of the Corporation, present in person or by proxy, at any annual meeting or special meeting duly called for the purpose of acting on any such amendment, alteration, change, repeal or adoption, unless such amendment, alteration, change, repeal or adoption has been recommended by at least two-thirds of the Board of Directors of the Corporation then in office.